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                                                                     EXHIBIT 20

                 IN THE COURT OF CHANCERY THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


UNION PACIFIC RESOURCES GROUP              )
INC. and RESOURCES NEWCO, INC.,            )
                                           )
                          Plaintiffs,      )
                                           )
         v.                                )       C.A. No. 15755-NC
                                           )
PENNZOIL COMPANY, HOWARD H. BAKER,         )
JR., W. J. BOVAIRD, W. L. LYONS BROWN,     )
JR., ERNEST H. COCKRELL, HARRY H.          )
CULLEN, ALFONSO FANJUL, BERDON             )
LAWRENCE, JAMES L. PATE, BRENT             )
SCOWCROFT, GERALD B. SMITH and             )
CYRIL WAGNER, JR.,                         )
                                           )
                          Defendants.      )


                                     ANSWER

         Defendants Pennzoil Company ("Pennzoil") and the members of Pennzoil's board of directors (the "Board"; collectively with Pennzoil, "Defendants") hereby answer the Complaint filed by Union Pacific Resources Group Inc.
("UPR") and Resources Newco, Inc. ("Newco" collectively with UPR,
"Plaintiffs"), as follows:

                               SUMMARY OF ANSWER

         As of the time this action was commenced and as of the time of the filing of this Answer, the Defendants have not yet responded to the Tender Offer and Merger and, accordingly, Defendants deny generally the allegations of the Complaint. Defendants respond to the specific allegations of the Complaint as follows:





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                             SUMMARY OF THIS ACTION

         1.      The allegations contained in the first sentence of Paragraph 1
are admitted.   Defendants are without knowledge or information sufficient to form a belief as to the truth or falsity of the remaining allegations of Paragraph 1, except that it is admitted Plaintiffs have filed a Schedule 14D-1 with the Securities and Exchange Commission which incorporates an offer to purchase Pennzoil shares on certain terms and conditions (the "Offer to Purchase"). Defendants respectfully refer the Court to the Offer to Purchase for the terms thereof.

         2.      Denied.

         3. The allegations contained in the first sentence of Paragraph 3 are admitted, except Defendants deny the characterization inherent in the term "purported". Defendants are without knowledge or information sufficient to form a belief as to the truth or falsity of the allegations contained in the second sentence of Paragraph 3. The allegations contained in the third sentence of Paragraph 3 are denied, except that Defendants respectfully refer the Court to the terms of 8 Del. C. Section 203 ("Section 203 ") and Article Six of Pennzoil's Restated Certificate of Incorporation for the terms thereof. Defendants are without knowledge or information sufficient to form a belief as to the truth or falsity of the allegations contained in the fourth sentence of paragraph 3, except that Defendants respectfully refer the Court to the Offer to Purchase for the terms thereof. The allegations contained in the fifth sentence of Paragraph 3 are denied.

                                  THE PARTIES

         4. The allegations contained in the first sentence of Paragraph 4 are admitted. Defendants are without knowledge or information sufficient to form a belief as to the truth or falsity of the remaining allegations contained in Paragraph 4.





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         5.      The allegations contained in the first sentence of Paragraph 5 are admitted. Defendants are without knowledge or information sufficient to form a belief as to the truth or falsity of the remaining allegations contained in Paragraph 5.

         6.      Admitted.


         7.      Admitted.

         8.      Admitted.

         9. The allegations contained in Paragraph 9 set forth legal conclusions which Defendants need neither admit nor deny.

                                   BACKGROUND

A.       THE RIGHTS PLAN.

         10. The allegations contained in the first sentence of Paragraph 10 are denied. The allegations contained in the second sentence of Paragraph 10 are admitted.

         11.     Admitted.

         12.     Admitted.

         13. The allegations contained in Paragraph 13 are denied, except it is admitted that at the initial exercise price of $140 per share, the Rights (defined below) are "out of the money" and not likely to be exercised.

         14. The allegations contained in the first sentence of Paragraph 14 are admitted. The remaining allegations contained in Paragraph 14 are denied, except that it is admitted that Rights owned by an "Acquiring Person" cannot be exercised in the event of "flip-in" event.

         15.     Admitted.

         16. The allegations contained in Paragraph 16 are denied, and the Court is respectfully referred to the Rights Agreement (defined below) for the definition of "Permitted Offer".





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         17.     Denied.

B.       DELAWARE BUSINESS COMBINATION STATUTE.

         18. The allegations contained in the first sentence of Paragraph 18 set forth legal conclusions which Defendants need neither admit nor deny. Defendants respectfully refer the Court to Section 203 for the terms thereof. The allegations contained in the second sentence of Paragraph 18 are admitted.

         19. The allegations contained in Paragraph 19 set forth legal conclusions which Defendants need neither admit nor deny. Defendants respectfully refer the Court to Section 203 for the terms thereof.

         20. The allegations contained in the first sentence of Paragraph 20 set forth legal conclusions which Defendants need neither admit nor deny. Defendants are without knowledge or information sufficient to form a belief as to truth or falsity of the remaining allegations of Paragraph 20.

C.       ARTICLE SIX OF PENNZOIL'S RESTATED CERTIFICATE OF INCORPORATION.

         21. Denied as incomplete. Defendants respectfully refer the Court to Article Sixth for the terms thereof

         22.     Denied.

D.       THE RESPONSE TO THE TENDER OFFER AND MERGER.

         23. The allegations contained in the first sentence of Paragraph 23 are denied. Defendants are without knowledge or information sufficient to form a belief as to the truth or falsity of the remaining allegations in Paragraph 23.

         24. The allegations contained in Paragraph 24 are denied, except that Defendants respectfully refer the Court to the Offer to Purchase for the terms thereof.





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        25.     Denied.
                                   COUNT I

               (FOR BREACH OF FIDUCIARY DUTY:  THE RIGHTS PLAN)

        26. Defendants repeat and reallege each of the foregoing responses as if fully set forth herein.

        27. Admitted, except Defendants deny the characterization inherent in the term "ostensible".

        28.     Denied.

        29.     Denied.

        30.     Denied.

                                    COUNT II

                  (FOR BREACH OF FIDUCIARY DUTY: SECTION 203)

        31. Defendants repeat and reallege each of the foregoing responses as if fully set forth herein.

        32. The allegations contained in Paragraph 32 set forth legal conclusions which Defendants need neither admit nor deny.

        33.    Denied.

        34.     Denied.

        35.     Denied.

                                  COUNT III

                 (FOR BREACH OF FIDUCIARY DUTY: ARTICLE SIX)

        36. Defendants repeat and reallege each of the foregoing responses as if fully set forth herein.





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        37.     Denied.

        38. Denied, except admitted that Article Sixth would not apply to the Tender Offer and Merger if the Board approved the Merger prior to the time UPR or Newco because the beneficial owner of 5% or more of Pennzoil's outstanding common stock.

        39.     Denied.

        40.     Denied.

        41.     Denied.

 OF COUNSEL:                   /s/ Charles F. Richards, Jr.
                               ------------------------------------------------
                               Charles F. Richards, Jr.
 Robin C. Gibbs                Thomas A. Beck
 Paul Dobrowski                Daniel A. Dreisbach
 Jeffrey Alexander             Robert J. Stearn, Jr.
 Gibbs & Bruns, L.L.P.         Todd C. Schiltz
 1100 Louisiana                Richards, Layton & Finger
 Suite 5300                    One Rodney Square
 Houston, TX 77002             P.O. Box 551
 (713) 650-8805                Wilmington, Delaware 19899
                               (302) 658-6541
 Dated: June 27, 1997          Attorneys for Defendant and Counterclaim-
                               Plaintiff Pennzoil Company




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